As filed with the Securities and Exchange Commission on August 21, 2009

Registration No. 333-159829

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WARNER CHILCOTT PUBLIC LIMITED COMPANY

WARNER CHILCOTT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ireland Delaware	2834 2834	98-0626948 11-3738429
(Primary States or Other Jurisdictions of Incorporation or Organization)	(I.R.S. Employer Standard Industrial Classification Code Nos.)	(I.R.S. Employer Identification Nos.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

+353 41 685 6983

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Izumi Hara, Esq.

c/o Warner Chilcott Corporation

100 Enterprise Drive

Rockaway, New Jersey 07866

(973) 442-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copy to:

Michael Kaplan, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Tel: (212) 450-4000

Fax: (212) 450-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8 3/4% Senior Subordinated Notes due 2015	(1)	(1)	—	(2)
Guarantees	(1)	(1)	—	(3)

(1)	This Registration Statement registers an indeterminate number of securities to be offered solely for market-making purposes by an affiliate of the registrants.

(2)	Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required.

(3)	Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees of the notes to be issued by the additional registrants.

ADDITIONAL REGISTRANTS

Exact Names of Registrants as Specified in Their Charters	States or Other Jurisdictions of Incorporation or Organization	Primary Standard Industrial Classification Code Nos.	I.R.S. Employer Identification Nos.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices
Warner Chilcott Intermediate (Luxembourg) S.à r.l.	Luxembourg	2834	98-0447729	67, rue Ermesinde #4, 2nd Floor L-1469 Luxembourg +352 26 63 74449

Warner Chilcott Company, LLC	Puerto Rico	2834	66-0638938	Union Street, Road 195 Km. 1.1 Fajardo, Puerto Rico 00738 (787) 863-1850

Warner Chilcott (US), LLC	Delaware	2834	22-3426958	100 Enterprise Drive Rockaway, New Jersey 07866 (973) 442-3200

Warner Chilcott Holdings Company III, Limited	Bermuda	2834	98-0546744	Unit 19 Ardee Business Park Hale Street Ardee, Co. Louth, Ireland +353 41 685 6983

WC Pharmaceuticals I Limited	Gibraltar	2834	98-0621416	Icom House Suite 3, Second Floor 1/5 Irish Town, Gibraltar +350 200 50418

WC Luxco S.à r.l.	Luxembourg	2834	98-0620515	67, rue Ermesinde #4, 2nd Floor L-1469 Luxembourg +352 26 63 74449

The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is:

Izumi Hara, Esq.

c/o Warner Chilcott Corporation

100 Enterprise Drive

Rockaway, New Jersey 07866

(973) 442-3200

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-159829) is being filed pursuant to Rule 413(b) and Rule 414 promulgated under the Securities Act of 1933 to update the Registration Statement to reflect (i) the addition of Warner Chilcott plc’s guarantee, and (ii) the release of Warner Chilcott Limited’s guarantee, of the 8 3/4% Senior Subordinated Notes of Warner Chilcott Corporation due 2015. Following a redomestication transaction pursuant to which Warner Chilcott plc, a newly formed public limited company organized in, and a tax resident of, Ireland, became the ultimate public holding company of the Warner Chilcott group, no changes or additions are being made hereby to the base prospectus (as amended prior to the filing of this Post-Effective Amendment No. 1) that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than other underwriting discounts and commissions, payable or expected to be payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates.

Amount To Be Paid
SEC registration fee	$—
Printing and engraving expenses	—
Legal fees and expenses	5,000
Accounting fees and expenses	10,000

Total	$15,000

Item 15.	Indemnification of Directors and Officers.

Warner Chilcott Limited and Warner Chilcott plc have entered into indemnification agreements (the “Indemnification Agreements”) with each of the directors of Warner Chilcott plc and its Secretary that provide that Warner Chilcott Limited will indemnify the indemnitee against claims related to such indemnitee’s service to Warner Chilcott plc, and against claims related to such indemnitee’s service to Warner Chilcott Limited, except (i) in respect of any claim as to which a final and non-appealable judgment is rendered against the indemnitee (x) for an accounting of profits made from the purchase or sale by such indemnitee of securities of Warner Chilcott plc, or Warner Chilcott Limited, as applicable, pursuant to the provisions of Section 16(b) of the Exchange Act or similar provision of state statutory or common law or (y) for reimbursement to Warner Chilcott plc, or Warner Chilcott Limited, as applicable, of any bonus or other incentive-based or equity-based compensation or of any profits realized by such indemnitee from the sale of securities of Warner Chilcott plc, or Warner Chilcott Limited, as applicable, as required under the Exchange Act; (ii) in certain circumstances, in respect of any action, suit or proceeding initiated by the indemnitee against Warner Chilcott plc, Warner Chilcott Limited or any of their respective subsidiaries, directors, officers, employees, agents or other indemnities; (iii) in respect of any proceeding brought by Warner Chilcott plc, Warner Chilcott Limited or any of their respective subsidiaries against such indemnitee; (iv) in respect of any claim as to which a court of competent jurisdiction has determined in a final and non-appealable judgment that indemnification is not permitted under applicable law; (v) in respect of any claim as to which the indemnitee is convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action was brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which the indemnitee is sentenced to death or imprisonment for a term exceeding one year). The Indemnification Agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification. The Indemnification Agreements further provide that prior to seeking an indemnification payment or expense advancement under the agreement, the indemnitee shall seek an indemnification payment or expense advancement under any applicable insurance policy. In the event an indemnification payment or expense advancement is not received pursuant to an insurance policy within five business days of a request of the insurer, the indemnitee shall be entitled to receive such indemnification payment or expense advancement pursuant to the terms of the Indemnification Agreement. Any appropriate person or body consisting of a member or members of the board of directors of Warner Chilcott plc or any other person or body appointed by the board of directors of Warner Chilcott plc who is not a party to the particular proceeding with respect to which the indemnitee is seeking indemnification, or an independent counsel, may preclude an indemnification payment or expense advance under the Indemnification Agreement if such person or body determines that the indemnitee is not permitted to be indemnified under applicable law. The indemnitee seeking indemnification may challenge such determination. The Indemnification Agreements provide that in the event the indemnitee receives judgment in his or her favor or the claim against the indemnitee is otherwise disposed of in a manner that allows Warner Chilcott plc to indemnify such indemnitee under its articles of association as then in effect, Warner Chilcott plc will reimburse Warner Chilcott Limited for any related indemnification payments or expense advancements.

Under Irish law, a company may not exempt its directors or Secretary from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors and the Secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

In addition, the articles of association of Warner Chilcott plc also contain an indemnity for each officer (other than the Secretary or the directors) against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, by reason of the fact that he or she is or was an officer of Warner Chilcott plc; provided, however, that Warner Chilcott plc shall not indemnify any such person against any liability arising out of (a) any fraud or dishonesty in the performance of such person’s duty to the Warner Chilcott plc, or (b) such person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of Warner Chilcott plc.

Warner Chilcott plc has taken out directors and officers liability insurance, as well as other types of insurance, for its directors and officers.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

2.1	Implementation Agreement, dated October 27, 2004, among the Consortium Members (as defined therein), Waren Acquisition Limited and Warner Chilcott PLC (a predecessor to Warner Chilcott Limited) and Second Supplemental Agreement thereto, dated November 16, 2004 (incorporated herein by reference to exhibit of the same number in the Registration Statement on Form S-4 filed by Warner Chilcott Holdings Company III, Limited and Warner Chilcott Corporation, Registration No. 333-126660)

4.1	Indenture, dated January 18, 2005, among Warner Chilcott Corporation, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC (f/k/a Warner Chilcott Company, Inc.), Warner Chilcott (US), LLC (f/k/a Warner Chilcott (US), Inc.) and Wells Fargo Bank, National Association (incorporated herein by reference to exhibit of the same number in the Registration Statement on Form S-4 filed by Warner Chilcott Holdings Company III, Limited and Warner Chilcott Corporation, Registration No. 333-126660)

4.2	First Supplemental Indenture, dated October 19, 2006, among Warner Chilcott Corporation, Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC (f/k/a Warner Chilcott Company, Inc.), Warner Chilcott (US), LLC (f/k/a Warner Chilcott (US), Inc.) and Wells Fargo Bank, National Association (incorporated herein by reference to the Current Report on Form 8-K filed by Warner Chilcott Limited, Commission File No. 001-33039)

4.3	Second Supplemental Indenture, dated May 5, 2009, among Warner Chilcott Corporation, WC Luxco S.à r.l., Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott (US), LLC and Wells Fargo Bank, National Association (incorporated herein by reference to the exhibit of the same number in the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829)

4.4	Third Supplemental Indenture, dated May 5, 2009, among Warner Chilcott Corporation, WC Pharmaceuticals I Limited, WC Luxco S.à r.l., Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott (US), LLC and Wells Fargo Bank, National Association (incorporated herein by reference to the exhibit of the same number in the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829)

4.5	Fourth Supplemental Indenture, dated August 20, 2009, among Warner Chilcott Corporation, Warner Chilcott plc, WC Pharmaceuticals I Limited, WC Luxco S.à r.l., Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott (US), LLC and Wells Fargo Bank, National Association

4.6	Release of Guarantee of Warner Chilcott Limited, dated August 20, 2009, among Warner Chilcott Corporation, Warner Chilcott Limited and Wells Fargo Bank, National Association

4.7	Registration Rights Agreement dated January 18, 2005 among Warner Chilcott Corporation, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as Representatives of the Several Purchasers (incorporated herein by reference to Exhibit 4.7 in the Registration Statement on Form S-4 filed by Warner Chilcott Holdings Company III, Limited and Warner Chilcott Corporation, Registration No. 333-126660)

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association

*	Previously filed.

(b)	The following financial statement schedule is filed as part of this Registration Statement: None

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Chilcott plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ardee, Co Louth, Ireland, on the 21st day of August, 2009.

WARNER CHILCOTT PLC

By:	/s/ Roger M. Boissonneault
	Name:	Roger M. Boissonneault
	Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger M. Boissonneault and Paul Herendeen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger M. Boissonneault Roger M. Boissonneault	Chief Executive Officer, President and Director (Principal Executive Officer)	August 21, 2009

/s/ Paul Herendeen Paul Herendeen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2009

/s/ Todd M. Abbrecht Todd M. Abbrecht	Director	August 21, 2009

/s/ James H. Bloem James H. Bloem	Director	August 21, 2009

/s/ David F. Burgstahler David F. Burgstahler	Director	August 21, 2009

/s/ John P. Connaughton John P. Connaughton	Director	August 21, 2009

/s/ John A. King John A. King	Director	August 21, 2009

/s/ Stephen P. Murray Stephen P. Murray	Director	August 21, 2009

/s/ Patrick O’ Sullivan Patrick O’ Sullivan	Director	August 21, 2009

/s/ Steve Pagliuca Steve Pagliuca	Director	August 21, 2009

/s/ Steven Rattner Steven Rattner	Director	August 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Chilcott Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WARNER CHILCOTT CORPORATION

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2009

* Paul Herendeen	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	August 21, 2009

* Anthony Bruno	Executive Vice President, Corporate Development and Director	August 21, 2009

* Izumi Hara	Senior Vice President, General Counsel, Corporate Secretary and Director	August 21, 2009

* Herman Ellman	Senior Vice President, Clinical Development and Director	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Chilcott Intermediate (Luxembourg) S.à r.l. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WARNER CHILCOTT INTERMEDIATE (LUXEMBOURG) S.A R.L.

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Authorized Signatory (Principal Executive Officer)	August 21, 2009

* Izumi Hara	Manager	August 21, 2009

* John Yasnowski	Manager	August 21, 2009

* Alain Heinz	Manager	August 21, 2009

* Paul Herendeen	Authorized Signatory (Principal Financial and Accounting Officer)	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Chilcott Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WARNER CHILCOTT COMPANY, LLC

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Chief Executive Officer, President and Board Member

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Chief Executive Officer, President and Board Member (Principal Executive Officer)	August 21, 2009

* Anthony D. Bruno	Board Member	August 21, 2009

* Edgar Ortiz	Senior Director and General Manager, Pharmaceutical Operations and Board Member	August 21, 2009

* Max Torres	Senior Director and General Manager, Business Operations, Puerto Rico, Treasurer and Board Member (Principal Financial and Accounting Officer)	August 21, 2009

* Vivian Molinari	Assistant Secretary and Board Member	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Chilcott (US), LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WARNER CHILCOTT (US), LLC

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Chief Executive Officer, Warner Chilcott (US), LLC and Director, Warner Chilcott Corporation, Managing Member of Warner Chilcott (US), LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Chief Executive Officer, Warner Chilcott (US), LLC and Director, Warner Chilcott Corporation, Managing Member of Warner Chilcott (US), LLC (Principal Executive Officer)	August 21, 2009

* Paul Herendeen

Executive Vice President, Chief Financial Officer and Treasurer, Warner Chilcott (US), LLC and Director, Warner Chilcott Corporation, Managing Member of Warner Chilcott (US), LLC (Principal Financial and Accounting Officer)

August 21, 2009

* Anthony Bruno	Executive Vice President, Corporate Development, Warner Chilcott (US), LLC and Director, Warner Chilcott Corporation, Managing Member of Warner Chilcott (US), LLC	August 21, 2009

* Izumi Hara	Senior Vice President, General Counsel and Corporate Secretary, Warner Chilcott (US), LLC and Director, Warner Chilcott Corporation, Managing Member of Warner Chilcott (US), LLC	August 21, 2009

* Herman Ellman	Senior Vice President, Clinical Development, Warner Chilcott (US), LLC and Director, Warner Chilcott Corporation, Managing Member of Warner Chilcott (US), LLC	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Chilcott Holdings Company III, Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Chief Executive Officer, President and Director (Principal Executive Officer)	August 21, 2009

* Claire Gilligan	Director	August 21, 2009

* Izumi Hara	Director	August 21, 2009

* John King	Director	August 21, 2009

* Paul Herendeen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WC Pharmaceuticals I Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WC PHARMACEUTICALS I LIMITED

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Authorized Signatory (Principal Executive Officer)	August 21, 2009

* Sergio Gilbert Garcia	Director	August 21, 2009

* John King	Director	August 21, 2009

* Robert Whiteford	Director	August 21, 2009

* Paul Herendeen	Authorized Signatory (Principal Financial and Accounting Officer)	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WC Luxco S.à r.l. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockaway, New Jersey, on the 21st day of August, 2009.

WC Luxco S.à r.l

By:	/s/ ROGER M. BOISSONNEAULT
	Name:	Roger M. Boissonneault
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger M. Boissonneault	Authorized Signatory (Principal Executive Officer)	August 21, 2009

* Izumi Hara	Manager	August 21, 2009

* John Yasnowski	Manager	August 21, 2009

* Alain Heinz	Manager	August 21, 2009

* Paul Herendeen	Authorized Signatory (Principal Financial and Accounting Officer)	August 21, 2009

*	Roger M. Boissonneault is signing for the named individuals above, pursuant to a Power of Attorney filed as exhibit 24.1 to the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829.

EXHIBIT INDEX

Exhibit No.	Document

2.1	Implementation Agreement, dated October 27, 2004, among the Consortium Members (as defined therein), Waren Acquisition Limited and Warner Chilcott PLC (a predecessor to Warner Chilcott Limited) and Second Supplemental Agreement thereto, dated November 16, 2004 (incorporated herein by reference to exhibit of the same number in the Registration Statement on Form S-4 filed by Warner Chilcott Holdings Company III, Limited and Warner Chilcott Corporation, Registration No. 333-126660)

4.1	Indenture, dated January 18, 2005, among Warner Chilcott Corporation, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC (f/k/a Warner Chilcott Company, Inc.), Warner Chilcott (US), LLC (f/k/a Warner Chilcott (US), Inc.) and Wells Fargo Bank, National Association (incorporated herein by reference to exhibit of the same number in the Registration Statement on Form S-4 filed by Warner Chilcott Holdings Company III, Limited and Warner Chilcott Corporation, Registration No. 333-126660)

4.2	First Supplemental Indenture, dated October 19, 2006, among Warner Chilcott Corporation, Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC (f/k/a Warner Chilcott Company, Inc.), Warner Chilcott (US), LLC (f/k/a Warner Chilcott (US), Inc.) and Wells Fargo Bank, National Association (incorporated herein by reference to the Current Report on Form 8-K filed by Warner Chilcott Limited, Commission File No. 001-33039)

4.3	Second Supplemental Indenture, dated May 5, 2009, among Warner Chilcott Corporation, WC Luxco S.à r.l., Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott (US), LLC and Wells Fargo Bank, National Association (incorporated herein by reference to the exhibit of the same number in the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829)

4.4	Third Supplemental Indenture, dated May 5, 2009, among Warner Chilcott Corporation, WC Pharmaceuticals I Limited, WC Luxco S.à r.l., Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott (US), LLC and Wells Fargo Bank, National Association (incorporated herein by reference to the exhibit of the same number in the Registration Statement on Form S-3 filed by Warner Chilcott Limited, Registration No. 333-159829)

4.5	Fourth Supplemental Indenture, dated August 20, 2009, among Warner Chilcott Corporation, Warner Chilcott plc, WC Pharmaceuticals I Limited, WC Luxco S.à r.l., Warner Chilcott Limited, Warner Chilcott Holdings Company III, Limited, Warner Chilcott Intermediate (Luxembourg) S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott (US), LLC and Wells Fargo Bank, National Association

4.6	Release of Guarantee of Warner Chilcott Limited, dated August 20, 2009, among Warner Chilcott Corporation, Warner Chilcott Limited and Wells Fargo Bank, National Association

4.7	Registration Rights Agreement dated January 18, 2005 among Warner Chilcott Corporation, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as Representatives of the Several Purchasers (incorporated herein by reference to Exhibit 4.7 in the Registration Statement on Form S-4 filed by Warner Chilcott Holdings Company III, Limited and Warner Chilcott Corporation, Registration No. 333-126660)

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association